UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 7, 2015

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

FOC Partners

On October 7, 2015 (the “Closing Date”), NewStar Financial, Inc. (the “NewStar”) acquired 100% of the outstanding limited liability company interests of Feingold O’Keeffe Capital, L.L.C. for $19.3 million, net of acquired cash, (the “Purchase Price”) pursuant to the previously announced purchase agreement (the “Purchase Agreement”) by and among NewStar, Andrea S. Feingold (“Feingold”) and R. Ian O’Keeffe (“O’Keeffe” and, together with Feingold, the “Sellers”) dated September 16, 2015. The Purchase Price was paid in cash.

Pursuant to the terms of the Purchase Agreement, a portion of the Purchase Price equal to $2 million (the “Escrow Amount”) was placed into an escrow account until the date that is 5 business days after the date that is eighteen months following the Closing Date (the “Escrow Period”). In addition, following the Closing Date, the Escrow Amount will be used to acquire shares of NewStar common stock on the open market over a 90-day period and these shares (the “Escrow Shares”) will then be held in the escrow account and available to satisfy certain indemnity claims under the Purchase Agreement. Pursuant to the terms of the escrow, any Escrow Shares remaining in the escrow account at the end of the Escrow Period will be distributed to the Sellers.

In addition, Feingold and O’Keeffe each entered into an employment agreement with NewStar on the Closing Date. Pursuant to these employment agreements, any Escrow Shares received by the Sellers will be subject to a holding requirement during the term of their employment.

Stock Repurchase Program

On October 7, 2015, NewStar announced that its Board of Directors has authorized the repurchase of up to $5 million of the its common stock from time to time in open market or in privately negotiated transactions (the “Repurchase Program”). The timing and amount of any shares purchased will be determined by the NewStar’s management based on its evaluation of market conditions and other factors. The Repurchase Program, which will expire on March 31, 2016 unless extended by the Board of Directors, may be suspended or discontinued at any time without notice.

A copy of the press release of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of NewStar Financial, Inc. dated October 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: October 7, 2015

	By:	/s/ John K. Bray
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of NewStar Financial, Inc. dated October 7, 2015.